UNITED STATES

SECURITIES AND EXCHANGE COMMISSION

Washington, D.C. 20549

SCHEDULE 14A

(Rule 14a-101)

INFORMATION REQUIRED IN PROXY STATEMENT

SCHEDULE 14A INFORMATION

Proxy Statement Pursuant to Section 14(a)

of the Securities Exchange Act of 1934

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Filed by a Party other than the Registrant ☐

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☐	Preliminary Proxy Statement
☐	Confidential, for the use of the Commission only (as permitted by Rule 14a-6(e)(2))
☐	Definitive Proxy Statement
☒	Definitive Additional Materials
☐	Soliciting Material Pursuant to §240.14a-12

Zhongpin Inc.

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(Name of Registrant as Specified in its Charter)

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(Name of Person(s) Filing Proxy Statement, if Other Than the Registrant)

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☒	No fee required.

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☐	Fee paid previously with preliminary materials.

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REMINDER – YOUR VOTE IS VERY IMPORTANT

May 31, 2013

Dear Shareholder:

We are asking you to vote “FOR” the proposal to approve the merger of Zhongpin Inc. (the “Company”) with Golden Bridge Merger Sub Limited, which is owned by Mr. Xianfu Zhu, our Chairman and Chief Executive Officer.

In order for you to receive US$13.50 in cash for each share that you own, we need your support. The merger cannot be completed unless we receive the affirmative vote from (i) stockholders holding at least a majority of the outstanding shares of the Company’s common stock at the close of business on May 23, 2013, the record date, and (ii) stockholders holding at least a majority of the outstanding shares of the Company’s common stock at the close of business on the record date, other than shares owned by Mr. Xianfu Zhu, Mr. Baoke Ben, Mr. Chaoyang Liu, Mr. Qinghe Wang, Mr. Shuichi Si and Ms. Juanjuan Wang (collectively, the “Rollover Investors”). The terms of the merger (including information on the Rollover Investors) are fully described in the proxy materials that were previously sent to you.

If you do not vote, it will have the same effect as a vote against the proposal to adopt the merger agreement. Your vote is important to us and we need your support. Therefore, regardless of the number of shares you own, it is important they be represented at the meeting.

Our board of directors recommends that you vote “FOR” the proposal to adopt the merger agreement.

To be sure your vote is counted in favor of the merger please take a brief moment to cast your vote. The meeting is being held at 10:00 a.m., Beijing time, on June 27, 2013. Time is short — vote today!

Follow the simple instructions on the enclosed proxy voting form to vote your shares by phone, Internet or by mail. Remember, your broker cannot vote your shares without your instructions and a failure to vote on the merger proposal is the same as a vote against the $13.50 per share cash merger.

If you have any questions relating to the voting your shares, please call MacKenzie Partners, the Company’s proxy solicitor, at +(212) 929-5500 (collect) or at (800) 322-2885 (toll free in North America). If you reside outside North America, you may also call +44 (0) 203 178 8057.

Thank you in advance for your support and for acting promptly.

Additional Information about the Merger

 The Company has filed a definitive proxy statement with the Securities and Exchange Commission (the “SEC”). INVESTORS AND STOCKHOLDERS ARE URGED TO READ CAREFULLY AND IN THEIR ENTIRETY THE DEFINITIVE PROXY STATEMENT AND OTHER MATERIALS FILED WITH OR FURNISHED TO THE SEC CONTAINING INFORMATION ABOUT THE COMPANY, THE PROPOSED MERGER AND RELATED MATTERS. Stockholders can obtain copies of the proxy statement, as well as other filings containing information about the Company, the proposed merger and related matters, without charge, from the SEC’s website (http://www.sec.gov) or at the SEC’s public reference room at 100 F Street, NE, Room 1580, Washington, D.C. 20549. In addition, requests for additional copies of the definitive proxy statement should be directed to MacKenzie Partners at +1 (212) 929-5500 (collect) or (800) 322-2885 (toll free in North America) or +44 (0) 203 178 8057 (from other countries).

The Company and certain of its directors, executive officers and other members of management and employees may, under SEC rules, be deemed to be “participants” in the solicitation of proxies from our stockholders with respect to the proposed merger. Information regarding the persons who may be considered “participants” in the solicitation of proxies is set forth in the definitive proxy statement and Schedule 13E-3 transaction statement relating to the proposed merger. Further information regarding persons who may be deemed participants, including any direct or indirect interests they may have, is also set forth in the definitive proxy statement.